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                                                         EXHIBIT 21

                                               SUBSIDIARIES OF THE REGISTRANT

                                                                                                   Jurisdiction of
Parent                                   Subsidiary                          Percentage Owned       Incorporation
------                                   ----------                          ----------------       -------------

First Federal of Olathe Bancorp, Inc.    First Federal Savings and Loan            100                 Federal
                                         Association of Olathe
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